Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Leap Therapeutics, Inc. (the “Corporation”) on Form 10-Q for the fiscal quarter ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher K. Mirabelli, Ph.D., the President and Chief Executive Officer of the Corporation, and Douglas E. Onsi, the Chief Financial Officer, General Counsel, Treasurer and Secretary of the Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 11, 2017	By:	/s/ CHRISTOPHER K. MIRABELLI, PH.D.

Christopher K. Mirabelli, Ph.D.
Chief Executive Officer, President and
Chairman of the Board
(Principal Executive Officer)
Date: August 11, 2017
	By:	/s/ DOUGLAS E. ONSI

Douglas E. Onsi
Chief Financial Officer, General Counsel, Treasurer and Secretary
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.